Exhibit 99.1

Alliant Energy Corporation
Corporate Headquarters
4902 North Biltmore Lane
Madison, WI 53718-2148
www.alliantenergy.com
News Release

FOR IMMEDIATE RELEASE

ALLIANT ENERGY ANNOUNCES THIRD QUARTER 2025 RESULTS AND 2026 GUIDANCE

•Narrowed 2025 ongoing earnings guidance range to $3.17 - $3.23 per share enabled by solid results through the third quarter
•Announced 2026 earnings guidance range of $3.36 - $3.46 per share (6.6% increase over 2025) and 2026 annual common stock dividend target of $2.14 per share (5.4% increase over 2025)
•Increased contracted data center demand to 3 GW, representing a 50% increase in peak load demand by 2030
•Increased 4-year capital expenditure forecast by 17% to $13.4 billion to meet growing demand

MADISON, Wis. - November 6, 2025 - Alliant Energy Corporation (NASDAQ: LNT) today announced U.S. generally accepted accounting principles (GAAP) consolidated unaudited earnings per share (EPS) of $1.09 for the third quarter of 2025, compared to $1.15 for the same quarter in 2024. The ongoing EPS for the third quarter was $1.12, compared to $1.15 in the same quarter in 2024.

For the first nine months of 2025, Alliant Energy reported EPS of $2.59, a 23.3% increase from $2.10 for the same period in 2024. The ongoing EPS for the first nine months of 2025 were $2.62, a 12.4% increase from $2.33 in the same period in 2024. Based on results for the first nine months of 2025, ongoing earnings per share guidance was narrowed to $3.17 to $3.23, with full year 2025 earnings trending toward the upper-half of this range.

Alliant Energy’s utilities Interstate Power and Light Company (IPL) and Wisconsin Power and Light Company (WPL) now have 3 gigawatts of contracted demand from data centers with the inclusion of the recently executed electric service agreement (ESA) for 900 megawatts for the QTS Madison site. With the signed agreement Alliant Energy expects its peak energy demand to grow an industry leading 50% by 2030. The energy resources to serve this expected load, while maintaining safe and reliable service to all customers, have increased the Company’s forecasted capital expenditures for 2026-2029 to $13.4 billion.

The Company announced 2026 earnings guidance at $3.36 to $3.46 per share, continuing its strong 10-year track record of compound annual earnings growth of 6%. Also, Alliant Energy has increased its 2026 expected annual common stock dividend target to $2.14 per share.
“We delivered another solid quarter of operating performance and remain on track to achieve our full-year earnings and dividend targets,” said Lisa Barton, Alliant Energy President and CEO. “With four data center agreements now secured, and an active pipeline of additional load growth opportunities, we are well-positioned to accelerate our growth rate and foster meaningful economic development in the communities we serve. As we strategically increase our capital expenditure plan to meet growing demand for energy, we’re leveraging our momentum to sustain a balanced strategy that prioritizes customer-focused investments and long-term affordability.”

Alliant Energy Consolidated EPS:	GAAP EPS		Non-GAAP EPS
	2025	2024	2025	2024
Three months ended September 30	$1.09	$1.15	$1.12	$1.15
Nine months ended September 30	$2.59	$2.10	$2.62	$2.33

In the third quarter of 2025, the primary drivers of Alliant Energy’s results were higher EPS primarily due to increased revenue requirements from authorized base rate increases, reflecting ongoing capital investments in solar generation and energy storage. This was offset by higher other operation and maintenance expenses, driven by increased generation costs from planned maintenance activities and the addition of new energy resources, as well as higher development costs to support long-term growth. Additionally, higher depreciation, higher financing, and the timing of income tax expense contributed to quarterly earnings fluctuations. The income tax timing variances will reverse by the end of the year.

Alliant Energy’s Non-GAAP, or ongoing, EPS for 2025 excludes a $0.03 per share charge related to the remeasurement of deferred tax assets, reflecting an increase in estimated state income tax apportionment. This adjustment is driven by higher projected electric utility revenues from commercial and industrial customers, including new data center agreements in IPL’s and WPL’s service areas. The non-GAAP adjustment, totaling $8 million, is presented to supplement GAAP results and highlights material charges not typically associated with ongoing operations.

2025 Earnings Guidance

Alliant Energy is narrowing its ongoing 2025 EPS guidance as follows.

	Narrowed	Previous
Alliant Energy Consolidated	$3.17 - $3.23	$3.15 - $3.25

Drivers for Alliant Energy’s 2025 EPS guidance include, but are not limited to:
•Ability of IPL and WPL to earn their authorized rates of return
•Normal temperatures in its utility service territories
•Stable economy and resulting implications on utility sales
•Execution of capital expenditure, including achievement of targeted in-service dates
•Execution of cost controls and financing plans
•Consolidated effective tax rate of (21%)

2026 Earnings Guidance and Annual Stock Dividend Target

Alliant Energy is issuing consolidated ongoing EPS guidance for 2026 of $3.36 - $3.46, which at the midpoint represents 6.6% growth over 2025.

Assumptions for Alliant Energy’s 2026 EPS guidance include, but are not limited to:
•Ability of IPL and WPL to earn their authorized rates of return
•Execution of capital expenditure plans, including achievement of targeted in-service dates
•Expected revenues resulting from new data center demand
•Normal temperatures in its utility service territories
•Stable economy and resulting implications on utility sales
•Execution of cost controls and financing plans
•Consolidated effective tax rate of (30%)

Alliant Energy has increased its 2026 expected annual common stock dividend target to $2.14 per share from the current annual common stock dividend target of $2.03 per share. Payment of the 2026 quarterly dividend is subject to the actual dividend declaration by the Board of Directors each quarter, which is expected in January 2026 for the first quarter dividend.

The 2025 and 2026 earnings guidance does not include the impacts of any material non-cash valuation adjustments, regulatory-related charges or credits, reorganizations or restructurings, future changes in laws, regulations or regulatory policies, adjustments made to deferred tax assets and liabilities from changes in forecasted state apportionment and valuation allowances including further corporate tax rate changes in Iowa, changes in credit loss liabilities related to guarantees, pending lawsuits and disputes, settlement charges related to pension and other postretirement benefit plans, federal and state income tax audits and other Internal Revenue Service proceedings, impacts from changes to the authorized return on equity for ATC LLC, or changes in GAAP and tax methods of accounting that may impact the reported results of Alliant Energy.

Projected Capital Expenditures

Alliant Energy has updated its projected capital expenditures for 2025 through 2029 (in millions). The projected capital expenditures exclude allowance for funds used during construction and capitalized interest, if applicable. Cost estimates represent Alliant Energy’s estimated portion of total construction expenditures.

	2025	2026	2027	2028	2029
Generation:
Renewables and energy storage projects	$940	$875	$1,135	$1,545	$820
Gas projects	400	1,055	1,505	1,180	985
Other	155	180	135	175	100
Distribution:
Electric systems	620	550	545	570	615
Gas systems	110	135	145	105	105
Other	245	250	200	220	280
Total Capital Expenditures	$2,470	$3,045	$3,665	$3,795	$2,905

Earnings Conference Call

A conference call to review the third quarter 2025 results is scheduled for Friday, November 7, 2025 at 9 a.m. central time. Alliant Energy President and Chief Executive Officer Lisa Barton, and Executive Vice President and Chief Financial Officer Robert Durian will host the call. The conference call is open to the public and can be accessed in two ways. Interested parties may listen to the call by dialing 800-549-8228 (Toll-Free) or 646-564-2877 (International), conference ID 65147. Interested parties may also listen to a webcast at www.alliantenergy.com/investors. In conjunction with the information in this earnings announcement and the conference call, Alliant Energy posted supplemental materials on its website. An archive of the webcast will be available on the Company’s website at www.alliantenergy.com/investors for 12 months.

About Alliant Energy Corporation

Alliant Energy is the parent company of two public utility companies - Interstate Power and Light Company and Wisconsin Power and Light Company - and of Alliant Energy Finance, LLC, the parent company of Alliant Energy’s non-utility operations. Alliant Energy, whose core purpose is to serve customers and build stronger communities, is an energy-services provider with utility subsidiaries serving approximately 1,010,000 electric and 430,000 natural gas customers. Providing its customers in the Midwest with regulated electricity and natural gas service is the Company’s primary focus. Alliant Energy, headquartered in Madison, Wisconsin, is a component of the S&P 500 and is traded on the Nasdaq Global Select Market under the symbol LNT. For more information, visit the Company’s website at www.alliantenergy.com.

Contacts
Investors
Susan Gille
(608) 458-3956
investorrelations@alliantenergy.com

Media Hotline
(608) 458-4040

Forward-Looking Statements

This press release includes forward-looking statements. These forward-looking statements can be identified by words such as “forecast,” “expect,” “guidance,” or other words of similar import. Similarly, statements that describe future financial performance or plans or strategies are forward-looking statements. Such forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements. Actual results could be materially affected by the following factors, among others:

•IPL’s and WPL’s ability to obtain adequate and timely rate relief to allow for, among other things, recovery of and/or the return on costs, including fuel costs, operating costs, transmission costs, capacity costs, costs of generation projects including such costs that are incurred prior to regulatory approval or exceed initial estimates, deferred expenditures, deferred tax assets, tax expense, interest expense, capital expenditures, marginal costs to service new customers, and remaining costs related to electric generating units (EGUs) that have been or may be permanently closed and certain other retired assets, environmental remediation costs, and decreases in sales volumes, as well as earning their authorized rates of return, payments to their parent of expected levels of dividends, the impact of rate design on current and potential customers and demand for energy in their service territories, and the ability to obtain regulatory approval with acceptable conditions for individual customer rates for large load growth customers;
•the impact of IPL’s retail electric base rate moratorium;
•the ability to obtain regulatory approval for construction projects with acceptable conditions;
•the ability to complete construction of generation and energy storage projects by planned in-service dates and within the cost targets set by regulators due to cost increases of and access to materials, equipment and commodities, which could result from tariffs, including previously exempted tariffs related to solar project materials and equipment from certain countries, duties or other assessments, inflation, labor issues or supply shortages, the ability to successfully resolve warranty issues or contract disputes and the ability to obtain adequate generator interconnection agreements to connect the new projects to Midcontinent Independent System Operator, Inc. (MISO) in a timely manner;
•weather effects on utility sales volumes and operations;
•the direct or indirect effects resulting from cybersecurity incidents or attacks on Alliant Energy, IPL, WPL, or their suppliers, contractors and partners, or responses to such incidents;
•the impact of customer- and third party-owned generation, including alternative electric suppliers, and potential policy changes that may enable large customers to source behind the meter generation directly from third parties, in IPL’s and WPL’s service territories on system reliability, operating expenses and customers’ demand for electricity;
•economic conditions in IPL’s and WPL’s service territories, including the potential impacts of business or facility closures and tariffs;
•the ability and cost to provide sufficient generation and the ability of ITC Midwest LLC and ATC LLC to provide sufficient transmission capacity for potential load growth timely, including significant new commercial or industrial customers, such as data centers;
•the ability of potential large load growth customers to timely construct new facilities, due to local or state regulatory actions, zoning or permitting actions, public opposition or other factors, as well as the resulting higher system load demand by expected levels and timeframes;
•the impact of energy efficiency, franchise retention and customer disconnects on sales volumes and operating income;

•the impact that price changes may have on IPL’s and WPL’s customers’ demand for electric and gas services and their ability to pay their bills;
•changes in the price of delivered natural gas, transmission, purchased electric energy, purchased electric capacity and delivered coal, particularly during elevated market prices, and any resulting changes to counterparty credit risk, due to shifts in supply and demand caused by market conditions, regulations and MISO’s seasonal resource adequacy process;
•the ability to achieve the expected level of tax benefits for renewable generation and energy storage projects based on tax guidelines, timely beginning of construction and in-service dates, sourcing permissible amounts of construction support from entities with ties to certain foreign countries, compliance with prevailing wage and apprenticeship requirements, project costs and the level of electricity output generated by qualifying generating facilities, and the ability to efficiently utilize the renewable generation and energy storage project tax benefits to achieve IPL’s authorized rate of return and for the benefit of IPL’s and WPL’s customers;
•federal and state regulatory or governmental actions, including the impact of legislation, Treasury regulations, executive orders, interpretations and guidance, and changes in public policy, including changes impacting renewable tax credits and siting generation and energy storage projects;
•the ability to utilize tax credits generated to date, and those that may be generated in the future, before they expire, as well as the ability to transfer tax credits that may be generated in the future at adequate pricing;
•the impacts of changes in the tax code, including tax rates, minimum tax rates, adjustments made to deferred tax assets and liabilities, and changes impacting the availability of and ability to transfer renewable tax credits, including preserving the qualification of any future tax credits;
•disruptions to ongoing operations and the supply of materials, services, equipment and commodities needed to continue to operate and maintain existing assets and to construct capital projects, which may result from geopolitical issues, tariffs, supplier manufacturing constraints, regulatory requirements, labor issues or transportation issues, and thus affect the ability to meet capacity requirements and result in increased capacity expense;
•inflation and higher interest rates;
•continued access to the capital markets on competitive terms and rates, and the actions of credit rating agencies;
•the future development of technologies related to electrification, and the ability to reliably store and manage electricity;
•employee workforce factors, including the ability to hire and retain employees with specialized skills, impacts from employee retirements, changes in key executives, ability to create desired corporate culture, collective bargaining agreements and negotiations, work stoppages or restructurings;
•disruptions in the supply and delivery of natural gas, purchased electricity and coal;
•changes to the creditworthiness of, or performance of obligations by, counterparties with which Alliant Energy, IPL and WPL have contractual arrangements, including large load growth customers, participants in the energy markets and fuel suppliers and transporters;
•the impact of penalties or third-party claims related to, or in connection with, a failure to maintain the security of personally identifiable information, including associated costs to notify affected persons and to mitigate their information security concerns;
•impacts that terrorist attacks may have on Alliant Energy’s, IPL’s and WPL’s operations and recovery of costs associated with restoration activities, or on the operations of Alliant Energy’s investments;
•changes to MISO’s resource adequacy process establishing capacity planning reserve margin and capacity accreditation requirements that may impact how and when new and existing generating facilities, including IPL’s and WPL’s additional solar generation, may be accredited with energy capacity, and may require IPL and WPL to adjust their current resource plans, to add resources to meet the requirements of MISO’s process, or procure capacity in the market whereby such costs might not be recovered in rates;
•any material post-closing payments related to any past asset divestitures, including the transfer of renewable tax credits, which could result from, among other things, indemnification agreements, warranties, guarantees or litigation;
•issues associated with environmental remediation and environmental compliance, including compliance with all current environmental and emissions laws, regulations and permits and future changes in environmental laws and regulations, including the Coal Combustion Residuals Rule, Cross-State Air Pollution Rule and federal, state or local regulations for emissions reductions, including greenhouse gases, from new and existing fossil-fueled EGUs under the Clean Air Act, and litigation associated with environmental requirements;
•increased pressure from customers, investors and other stakeholders to more rapidly reduce greenhouse gases emissions;
•the timely development of technologies, innovations and advancements to provide cost effective alternatives to traditional energy sources;
•the ability to defend against environmental claims brought by state and federal agencies, such as the U.S. Environmental Protection Agency and state natural resources agencies, or third parties, such as the Sierra Club, and the impact on operating expenses of defending and resolving such claims;
•the direct or indirect effects resulting from breakdown or failure of equipment in the operation of electric and gas distribution systems, such as mechanical problems, disruptions in telecommunications, technological problems, and explosions or fires, and compliance with electric and gas transmission and distribution safety regulations, including regulations promulgated by the Pipeline and Hazardous Materials Safety Administration;
•issues related to the availability and operations of EGUs and energy storage facilities, including start-up risks, breakdown or failure of equipment, fires, availability of warranty coverage and successful resolution of warranty issues or contract disputes for equipment breakdowns or failures, performance below expected or contracted levels of output or efficiency, operator error, employee safety, transmission constraints, compliance with mandatory reliability standards and risks related to recovery of resulting incremental operating, capacity, fuel-related and capital costs through rates;
•impacts that excessive heat, excessive cold, storms, wildfires, or natural disasters may have on Alliant Energy’s, IPL’s and WPL’s operations and construction activities, and recovery of costs associated with restoration activities, or on the operations of Alliant Energy’s investments;

•Alliant Energy’s ability to sustain its dividend payout ratio goal;
•changes to costs of providing benefits and related funding requirements of pension and other postretirement benefits plans due to the market value of the assets that fund the plans, economic conditions, financial market performance, interest rates, timing and form of benefits payments, life expectancies and demographics;
•material changes in employee-related benefit and compensation costs, including settlement losses related to pension plans;
•risks associated with operation and ownership of non-utility holdings including potential impairments;
•changes in technology that alter the channels through which customers buy or utilize Alliant Energy’s, IPL’s or WPL’s products and services;
•impacts on equity income from unconsolidated investments from changes in valuations of the assets held, as well as potential changes to ATC LLC’s authorized return on equity;
•impacts of IPL’s future tax benefits from Iowa rate-making practices, including deductions for repairs expenditures and cost of removal obligations, allocation of mixed service costs and state depreciation, and recoverability of the associated regulatory assets from customers, when the differences reverse in future periods;
•current or future litigation, regulatory investigations, proceedings or inquiries;
•reputational damage from negative publicity, protests, fines, penalties and other negative consequences resulting in regulatory and/or legal actions;
•the direct or indirect effects resulting from pandemics;
•the effect of accounting standards issued periodically by standard-setting bodies;
•the ability to successfully complete tax audits and changes in tax accounting methods with no material impact on earnings and cash flows; and
•other factors listed in the “2025 Earnings Guidance” and “2026 Earnings Guidance” sections of this press release.

For more information about potential factors that could affect Alliant Energy’s business and financial results, refer to Alliant Energy’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC), including the sections therein titled “Risk Factors,” and its other filings with the SEC.

Without limitation, the expectations with respect to 2025 and 2026 earnings guidance, 2026 annual common stock dividend target, and 2025-2029 capital expenditures guidance in this press release are forward-looking statements and are based in part on certain assumptions made by Alliant Energy, some of which are referred to in the forward-looking statements. Alliant Energy cannot provide any assurance that the assumptions referred to in the forward-looking statements or otherwise are accurate or will prove to be correct. Any assumptions that are inaccurate or do not prove to be correct could have a material adverse effect on Alliant Energy’s ability to achieve the estimates or other targets included in the forward-looking statements. The forward-looking statements included herein are made as of the date hereof and, except as required by law, Alliant Energy undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.

Use of Non-GAAP Financial Measures

To provide investors with additional information regarding Alliant Energy’s financial results, this press release includes reference to certain non-GAAP financial measures. These measures include income and EPS for the three and nine months ended 2025 excluding the state income tax apportionment charge at the Parent and the nine months ended September 30, 2024 excluding the asset valuation charge related to IPL’s Lansing Generating Station and asset retirement obligation charges for steam assets at IPL. Alliant Energy believes these non-GAAP financial measures are useful to investors because they provide an alternate measure to better understand and compare across periods the operating performance of Alliant Energy without the distortion of items that management believes are not normally associated with ongoing operations, and also provides additional information about Alliant Energy’s operations on a basis consistent with the measures that management uses to manage its operations and evaluate its performance. Alliant Energy’s management also uses income, as adjusted, to determine performance-based compensation.

In addition, Alliant Energy included in this press release IPL; WPL; Corporate Services; Utilities and Corporate Services; ATC Holdings; and Non-utility and Parent EPS for the three and nine months ended September 30, 2025 and 2024. Alliant Energy believes these non-GAAP financial measures are useful to investors because they facilitate an understanding of segment performance and trends, and provide additional information about Alliant Energy’s operations on a basis consistent with the measures that management uses to manage its operations and evaluate its performance.

Reconciliation of the non-GAAP financial measures included in this press release to the most directly comparable GAAP financial measures are included in the earnings summaries that follow.

Note: Unless otherwise noted, all “per share” references in this release refer to earnings per diluted share.

ALLIANT ENERGY CORPORATION
EARNINGS SUMMARY (Unaudited)

The following tables provide a summary of Alliant Energy’s results for the three months ended September 30:

EPS:	GAAP EPS		Adjustments		Non-GAAP EPS
	2025	2024	2025	2024	2025	2024
IPL	$0.64	$0.74	$—	$—	$0.64	$0.74
WPL	0.48	0.44	—	—	0.48	0.44
Corporate Services	0.01	0.02	—	—	0.01	0.02
Subtotal for Utilities and Corporate Services	1.13	1.20	—	—	1.13	1.20
ATC Holdings	0.04	0.04	—	—	0.04	0.04
Non-utility and Parent	(0.08)	(0.09)	0.03	—	(0.05)	(0.09)
Alliant Energy Consolidated	$1.09	$1.15	$0.03	$—	$1.12	$1.15

Earnings (in millions):	GAAP Income (Loss)		Adjustments		Non-GAAP Income (Loss)
	2025	2024	2025	2024	2025	2024
IPL	$165	$190	$—	$—	$165	$190
WPL	123	114	—	—	123	114
Corporate Services	4	4	—	—	4	4
Subtotal for Utilities and Corporate Services	292	308	—	—	292	308
ATC Holdings	10	9	—	—	10	9
Non-utility and Parent	(21)	(22)	8	—	(13)	(22)
Alliant Energy Consolidated	$281	$295	$8	$—	$289	$295

Adjusted, or non-GAAP, earnings for the three months ended September 30 do not include the following item that was included in the reported GAAP earnings:

	Non-GAAP Income		Non-GAAP
	Adjustments (in millions)		EPS Adjustments
	2025	2024	2025	2024
Non-utility and Parent:
State income tax apportionment charge	$8	$—	$0.03	$—
Total Alliant Energy Consolidated	$8	$—	$0.03	$—

The following tables provide a summary of Alliant Energy’s results for the nine months ended September 30:

EPS:	GAAP EPS		Adjustments		Non-GAAP EPS
	2025	2024	2025	2024	2025	2024
IPL	$1.45	$1.06	$—	$0.23	$1.45	$1.29
WPL	1.25	1.05	—	—	1.25	1.05
Corporate Services	0.05	0.04	—	—	0.05	0.04
Subtotal for Utilities and Corporate Services	2.75	2.15	—	0.23	2.75	2.38
ATC Holdings	0.12	0.11	—	—	0.12	0.11
Non-utility and Parent	(0.28)	(0.16)	0.03	—	(0.25)	(0.16)
Alliant Energy Consolidated	$2.59	$2.10	$0.03	$0.23	$2.62	$2.33

Earnings (in millions):	GAAP Income (Loss)		Adjustments		Non-GAAP Income (Loss)
	2025	2024	2025	2024	2025	2024
IPL	$374	$272	$—	$59	$374	$331
WPL	321	270	—	—	321	270
Corporate Services	12	10	—	—	12	10
Subtotal for Utilities and Corporate Services	707	552	—	59	707	611
ATC Holdings	31	27	—	—	31	27
Non-utility and Parent	(70)	(39)	8	—	(62)	(39)
Alliant Energy Consolidated	$668	$540	$8	$59	$676	$599

Adjusted, or non-GAAP, earnings for the nine months ended September 30 do not include the following items that were included in the reported GAAP earnings:

	Non-GAAP Income		Non-GAAP
	Adjustments (in millions)		EPS Adjustments
	2025	2024	2025	2024
Utilities and Corporate Services:
Asset valuation charge related to IPL’s Lansing Generating Station, net of tax impacts of ($16) million	$—	$44	$—	$0.17
Asset retirement obligation charge for steam assets at IPL, net of tax impacts of ($5) million	—	15	—	0.06
Non-utility and Parent:
State income tax apportionment charge	8	—	0.03	—
Total Alliant Energy Consolidated	$8	$59	$0.03	$0.23

ALLIANT ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(in millions, except per share amounts)
Revenues:
Electric utility	$1,124	$999	$2,828	$2,579
Gas utility	51	49	366	322
Other utility	12	12	37	36
Non-utility	23	21	67	68
Total revenues	1,210	1,081	3,298	3,005
Operating expenses:
Electric production fuel and purchased power	239	192	564	493
Electric transmission service	166	165	474	464
Cost of gas sold	12	13	180	152
Other operation and maintenance:
Energy efficiency costs	17	11	37	34
Non-utility Travero	15	15	46	48
Asset valuation charge for IPL’s Lansing Generating Station	—	—	—	60
Asset retirement obligation charge for steam assets at IPL	—	—	—	20
Other	172	148	447	408
Depreciation and amortization	211	195	631	571
Taxes other than income taxes	29	29	91	90
Total operating expenses	861	768	2,470	2,340
Operating income	349	313	828	665
Other (income) and deductions:
Interest expense	128	114	372	329
Equity income from unconsolidated investments, net	(18)	(14)	(41)	(44)
Allowance for funds used during construction	(24)	(20)	(65)	(58)
Other	—	—	3	2
Total other (income) and deductions	86	80	269	229
Income before income taxes	263	233	559	436
Income tax benefit	(18)	(62)	(109)	(104)
Net income attributable to Alliant Energy common shareowners	$281	$295	$668	$540
Weighted average number of common shares outstanding:
Basic	257.0	256.6	256.9	256.4
Diluted	257.8	256.9	257.5	256.7
Earnings per weighted average common share attributable to Alliant Energy common shareowners:
Basic	$1.09	$1.15	$2.60	$2.11
Diluted	$1.09	$1.15	$2.59	$2.10

ALLIANT ENERGY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

	September 30, 2025	December 31, 2024
	(in millions)
ASSETS:
Current assets:
Cash and cash equivalents	$503	$81
Short-term investments	250	—
Other current assets	1,091	1,103
Property, plant and equipment, net	19,813	18,701
Investments	689	639
Other assets	2,281	2,190
Total assets	$24,627	$22,714
LIABILITIES AND EQUITY:
Current liabilities:
Current maturities of long-term debt	$1,074	$1,171
Commercial paper	192	558
Other current liabilities	968	986
Long-term debt, net (excluding current portion)	10,655	8,677
Other liabilities	4,431	4,318
Alliant Energy Corporation common equity	7,307	7,004
Total liabilities and equity	$24,627	$22,714

ALLIANT ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Nine Months Ended September 30,
	2025	2024
	(in millions)
Cash flows from operating activities:
Cash flows from operating activities excluding accounts receivable sold to a third party	$1,300	$1,308
Accounts receivable sold to a third party	(400)	(395)
Net cash flows from operating activities	900	913
Cash flows used for investing activities:
Construction and acquisition expenditures:
Utility business	(1,487)	(1,280)
Other	(161)	(154)
Cash receipts on sold receivables	332	399
Purchases of short-term investments	(250)	—
Proceeds from sales of partial ownership interests in West Riverside Energy Center and Solar Facility	—	123
Other	(39)	(28)
Net cash flows used for investing activities	(1,605)	(940)
Cash flows from financing activities:
Common stock dividends	(391)	(369)
Proceeds from issuance of long-term debt	2,174	1,613
Payments to retire long-term debt	(300)	(305)
Net change in commercial paper	(366)	(145)
Other	10	—
Net cash flows from financing activities	1,127	794
Net increase in cash, cash equivalents and restricted cash	422	767
Cash, cash equivalents and restricted cash at beginning of period	81	63
Cash, cash equivalents and restricted cash at end of period	$503	$830

KEY FINANCIAL AND OPERATING STATISTICS

	September 30, 2025	September 30, 2024
Common shares outstanding (000s)	257,054	256,599
Book value per share	$28.43	$27.16
Quarterly common dividend rate per share	$0.5075	$0.48

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Utility electric sales (000s of megawatt-hours)
Residential	2,154	2,071	5,656	5,455
Commercial	1,778	1,728	4,893	4,748
Industrial	2,825	2,730	7,909	7,895
Industrial - co-generation customers	217	168	617	535
Retail subtotal	6,974	6,697	19,075	18,633
Sales for resale:
Wholesale	713	782	2,055	2,115
Bulk power and other	1,497	1,363	4,050	4,120
Other	13	14	41	43
Total	9,197	8,856	25,221	24,911
Utility retail electric customers (at September 30)
Residential	857,408	851,352
Commercial	146,763	146,131
Industrial	2,353	2,410
Total	1,006,524	999,893
Utility gas sold and transported (000s of dekatherms)
Residential	1,298	1,276	18,527	15,938
Commercial	1,586	1,556	13,087	11,557
Industrial	368	449	1,574	1,633
Retail subtotal	3,252	3,281	33,188	29,128
Transportation / other	34,593	30,239	92,758	93,248
Total	37,845	33,520	125,946	122,376
Utility retail gas customers (at September 30)
Residential	385,164	382,438
Commercial	44,988	44,794
Industrial	312	316
Total	430,464	427,548

Estimated operating income increases (decreases) from impacts of temperatures (in millions) -
	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Electric	$10	$1	$12	($18)
Gas	—	(2)	(5)	(15)
Total temperature impact	$10	($1)	$7	($33)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2025	2024	Normal	2025	2024	Normal
Heating degree days (HDDs) (a)
Cedar Rapids, Iowa (IPL)	73	52	110	3,848	3,401	4,236
Madison, Wisconsin (WPL)	105	60	134	4,313	3,636	4,459
Cooling degree days (CDDs) (a)
Cedar Rapids, Iowa (IPL)	690	576	558	1,008	866	816
Madison, Wisconsin (WPL)	501	516	503	725	726	706

(a)HDDs and CDDs are calculated using a simple average of the high and low temperatures each day compared to a 65 degree base. Normal degree days are calculated using a rolling 20-year average of historical HDDs and CDDs.